SECURITIES AND EXCHANGE COMMISSION

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Golden Opportunities Corporation
(Exact Name of Small Business Issuer in its Charter)

Delaware
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Golden Opportunities Corporation
520 S. Snowmass Circle
Superior, Colorado 80027
(303) 494-5889
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Michael Zahorik
520 S. Snowmass Circle
Superior, Colorado 80027
(303) 494-5889
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	5,585,000	$0.025	$139,625	$5.49

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.025 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

Golden Opportunities Corporation (the “Company”), was incorporated in the state of Delaware as of February 2, 2005 as 51147, Inc., on June 10, 2008 we filed a certificate of amendment changing our name to Golden Opportunities Corporation. We were originally incorporated as a blank check company to order to locate and negotiate with a business entity for the combination of that target company with us. In November 2007, we changed our business model to use the experiences of our sole executive and commenced implementing our plan as a business partner with a active companies in the financial public relations market such as assisting our clients in the process of going public and other types of fund raising activities. We also work with other companies actively engaged in the professional services market or in the sales and /or manufacture and distribution of products in Asia.

In doing so, we do not intend to merge with or into any third party in order to engage in active business. While we will not need to merge or acquire companies, we will remain open to any sound business combination to achieve success. We intend to establish our initial offices in Hong Kong, (SAR) China, or Shenzhen, China—and expand into emerging markets in Asia.

We have has viewed various office locations in Hong Kong, and we are in the process of negotiating a sub lease at 21/F., Tower 1 Admiralty Center, 18 Harcourt Road in Hong Kong. Admiralty Towers in central to many businesses operating in Asia. The offices located in Admiralty are also contingent to offices held by our principal.

The comprehensive scope of our professional services will include:

•	Professional strategic analysis and recommendation;
•	Formulation of overall promotion strategy;
•	Execution of investor relations campaigns;
•	Formulation of media promotion strategy;
•	Road show organization;
•	Formulation of contingency solutions;
•	Preparation of corporate promotional materials.

Where You Can Find Us

Our principal executive offices are located at, 520 S. Snowmass Circle, Superior, Colorado 80027 and our telephone number is (303) 494-5889.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.025 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the years ended January 31, 2008 and 2007 are derived from our audited financial statements.

	For the 12 Months ending January 31, 2008	From inception (February 2, 2005) through April 30, 2008
STATEMENT OF OPERATIONS

Revenues	$-	-
Total Operating Expenses	$204,937	253,156
Net Loss	$(204,937)	(253,178)

	As of April 30, 2008	As of January 31, 2008
		(audited)
BALANCE SHEET DATA

Cash	$19,419	$43,163
Total Assets	19,419	43,163
Total Liabilities	11,625	6,625
Stockholders’ Equity	7,794	36,538

5,585,000 SHARES OF
Golden Opportunities Corporation
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 5,585,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.025 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: August _, 2008

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in February 2005. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF MICHAEL ZAHORIK. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Michael Zahorik, our only officer. We currently do not have an employment agreement with Mr. Zahorik. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.025 for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 4.  Use of Proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5. Determination of Offering Price

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the price of shares sold in our private offering. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in January 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 5,585,000 shares of our common stock held by 46 shareholders, of which 1,815,000 was sold in our Regulation D Rule 506 offering completed in January 2008, and 3,770,000 were issued for employment services.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 12, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Falcon Investment Holdings Ltd (1)	4,040,000	240,000	3,800,000	16.21%
Elton Fennell	40,000	40,000	0	0%
Heng Kwoo Seng	100,000	100,000	0	0%
Siow Sui Lan	5,000	5,000	0	0%
Heng Victor Ja Wei	5,000	5,000	0	0%
Chau Lok Yi	5,000	5,000	0	0%
Heng Keith Kai Neng	5,000	5,000	0	0%
Chow Mei Yi	5,000	5,000	0	0%
Yeung Wing Yan	5,000	5,000	0	0%
Chan Kwong Leung, Eric	5,000	5,000	0	0%
Ng Siu Ching	5,000	5,000	0	0%
Yam Ping	5,000	5,000	0	0%
Chau Shing Yim, David	10,000	10,000	0	0%
Chau Sing Kee, Christopher	400,000	400,000	0	0%
Chau Chi Hang	300,000	300,000	0	0%
Lam Yick Kai	300,000	300,000	0	0%
Chau Sui Chun, Margaret	10,000	10,000	0	0%
Chau Shing Hei, Charles	10,000	10,000	0	0%
Chow Chi On	10,000	10,000	0	0%
Chau Chi Keung, Stanley	10,000	10,000	0	0%
Chow Shing Hung, Stephen	10,000	10,000	0	0%
Tung Yee Shing, Dave	10,000	10,000	0	0%
Chung Hei Lo, Carol	200,000	200,000	0	0%
Su Wan Ting	10,000	10,000	0	0%
Kwong Wai Man, Jannie	100,000	100,000	0	0%
Ho Wai Yip, Alan	10,000	10,000	0	0%
Lee Pui Leung	5,000	5,000	0	0%
Heng Pei Neng	5,000	5,000	0	0%
Leung Yu	5,000	5,000	0	0%
Jason Lynn	180,000	180,000	0	0%
Jeff Schetgen	1,005,000	505,000	500,000	2.1%
Kathy Schetgen	1,005,000	505,000	500,000	2.1%
Mike Zahorik	4,370,000	170,000	4,200,000	17.91%
Katherine Zahorik	700,000	400,000	300,000	1.49%
Boulderwood LLC (2)	1,150,000	150,000	1,000,000	4.26%
Starwood Investments, Inc. (3)	1,150,000	150,000	1,000,000	4.26%
Rod Jao	1,000,000	500,000	500,000	2.14%
China Aim Enterprises Ltd (4)	6,000,000	300,000	5,700,000	24.95%
David Tung	700,000	250,000	450,000	1.91%
First US Capital Group (5)	55,000	55,000	0	0%
Pamela Zahorik	25,000	25,000	0	0%
Mark Zahorik	5,000	5,000	0	0%
Matthew Zahorik	5,000	5,000	0	0%
Danny Wu	55,000	55,000	0	0%
James Leung	1,750,000	250,000	1,500,000	6.39%
Simon Tam	1,750,000	250,000	1,500,000	6.39%

(1)	Su Wan Ting has investment control of Falcon Investment Holdings Ltd and therefore has investment control over their shares of our common stock.
(2)	Katherine Zahorik has investment control of Boulderwood LLC and therefore has investment control over their shares of our common stock.
(3)	Rod Jao has investment control of Starwood Investments, Inc. and therefore has investment control over their shares of our common stock.
(4)	David Chau has investment control of China Aim Enterprises Ltd and therefore has investment control over their shares of our common stock.
(5)	Danny Wu has investment control of First US Capital Group and therefore has investment control over their shares of our common stock
 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.025 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder may be made at the fixed price of $0.025 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.001 par value per Share and 50,000,000 shares of preferred stock, par value $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of preferred stock, $0.001 par value per Share.  Currently we have 23,440,000 common shares are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, $0.001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred Shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10. Interests of Named Experts and Counsel

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in February 2005 in the State of Delaware. In February 2005, we issued 100,000 Founder Shares at par value of $0.001 to, Scott Raleigh in consideration for services provided. In November 2005 pursuant to the terms of a Stock Purchase Agreement, Michael A. Zahorik purchased 100,000 of our issued and outstanding common stock from Scott Raleigh, our previous sole officer and director and shareholder

Description of Business

General

Background

The growth of the economies in Asia has provided enormous opportunities to many professional companies in the region. In order to gain access to the opportunities across the emerging economies, Golden Opportunities Corporation (the “Company”), has developed the following business plan (the “Plan”).

We intend to use the experience of our sole executive to will implement our plan as a business partner with a active companies in the marketing or financial public relations market, i.e. assisting our clients in their IPO and other types of fund raising activities, or any other sales or marketing of products or services in Asia or any other company actively engaged in the professional services market or in the sales and /or manufacture and distribution of services or products in Asia.

We are in the process of negotiating a sub lease at 21/F., Tower 1 Admiralty Center, 18 Harcourt Road in Hong Kong. Admiralty Towers in central to many businesses operating in Asia. The offices located in Admiralty are also contingent to offices held by our principal.

We will not need to merge or acquire a third party in order to engage in active business. We will establish our initial offices in the Hong Kong/Shenzhen, China region—and expand into emerging markets in Asia and leverage a client sourcing network in these markets within the following markets:

•	Technology, mobile and telecom companies;
•	First tier financial institutions and brokerage companies;
•	Regional electrical/hydropower, chemical and petroleum companies;
•	Regional textile, light electronics, steel and coal manufacturing companies;
•	Asia based manufacturers and distributors of domestic products;
•	Domestic and regional transportation companies;
•	Primary, secondary or vocational education.

Building upon a strong client base from our sole officer and director, we intend to expand its service scope and become a recognized professional service company in China and these emerging markets. Apart from our investor relations business, we will establish service capabilities in providing financial advisory, audit and tax services for its clients.

In addition to our expansion in service scope, we are also planning to expand its footprint in the Asia via a mergers and acquisitions strategy. We will serve as a platform for a co-operative structure together with professional service companies in Hong Kong, Vietnam, Singapore, Thailand, the Philippines and Malaysia. In addition to the aforesaid countries, we may further expand into other countries (collectively, the “Emerging Markets”) with potential for its business model to achieve remarkable growth and return to its shareholders. We will leverage our sales/marketing platform to attract Partners who desire to be part of a publicly traded company.

The Company’s Services

While we intend to engage in financial marketing, we will consider any other related or unrelated sales/marketing opportunity. We intend to provide one-stop professional financial marketing services:

1.	Providing Pre-IPO and IPO services (IPO);
2.	Bridging client’s with investors (investor relations);
3.	Bridging Client’s financial information and the media (media relations);
4.	Providing financial consulting, and investment services (financial consulting);
5.	Providing interim and permanent human resources personnel (human resources); and
6.	Providing innovative promotional consulting (innovative consulting);

Propelled by the influx of PRC enterprises into the local and international capital market, we will serve the Greater China Region with dedicated innovation and expansion into the Emerging Markets.

Initial Public Offering

The success of public offering of an enterprise is measured by the extent to which the strengths of the enterprise is reflected and to which the enterprise stands out in the market. We will provide professional analyses and strategic proposals to the listing candidate regarding PR, promotion and marketing campaigns. At the same time, we will market our own sales/marketing platform to attract companies who desire to be part of a publicly traded company.

The comprehensive scope of our professional services will include:

•	Professional strategic analysis and recommendation;
•	Formulation of overall promotion strategy;
•	Execution of investor relations campaigns;
•	Formulation of media promotion strategy;
•	Road show organization;
•	Formulation of contingency solutions;
•	Preparation of corporate promotional materials.

Investor Relations

Investor relations are vital for listing and listed companies and the key to success lies in gaining and retaining the investors’ attention. W will use the experience of our sole executive officer and network with local and international investors, including fund managers, analysts and market commentators, to maximize the Client’s financial benefit.

The scope of Investor Relations service includes:

•	Road shows;
•	Results announcement presentation;
•	Annual general meetings;
•	Investor database;
•	Collection of research reports;
•	Preparation of annual reports, quarterly reports and promotional materials.

Media Relations

Media is one of the major communication channels between a listed company and its shareholders. We will establish, through acquisition or affiliation, a professional PR team familiar with the operations of different media in the Emerging Markets and maintain close relation with international business and finance media.

Depending on the clients’ needs, strategic arrangements will be made between the client and the media to ensure delivery of the best communication. The major activities and projects on media relations include:
• Press Conference;
• Media training;
• Media interview arrangements;
• Media monitor and follow-up;
• Media database

Financial Consulting and Investment Services

We will provide its expertise to its clients to provide consulting and investment services. This will be achieved by leveraging the Company’s clients overall needs, and maintaining a structured approach to maximize the client’s return. We will also provide personal and corporate tax strategies and consulting.

Interim and Permanent Human Resources Personnel

We will have an electronic and networked database of human resource personnel to provide essential services to the clients. This network of personnel will be pre-screened for qualifications and experience. These personnel will be placed on an interim basis and then retained by the client, as necessary.

Innovative Promotional Consulting Services

As an effective channel between its clients and the investors, we will assist its clients in planning and organizing a wide range of events such and conference and marketing campaign. We will also provide “compliance and maintenance” consulting. This includes legal and transactional compliance with public financial markets and product markets.

Business Development Plan

Our growth plan and strategy has not been formulated in vacuum. We have discussed with qualified companies within Asia and with their existing and potential clients and examined their needs. Two major trends have been identified:

•	While many multinationals are entering into the Asian markets, established companies in Asia are also expanding rapidly within this region.

•
Because of the changes in the operating environment, companies need different types of professional support, e.g. company secretary, audit, tax, financial advisory, management consulting services, etc. Instead of searching for different service providers for each of the services, companies would like to have a one-stop-shop for most of the professional services they need.

Relying on this research, we are planning to provide what clients need and be where clients expand, i.e. expanding its service offerings and footprint across Asia.

Expanding the Services Scope and Geographic Coverage

We intend to become a recognized professional services provider in the rapidly growing economies in Asia. We are committed to growing our self to be a company with a wider service offerings and more extensive geographic coverage. The following table shows our anticipated position within 24 months of implementation.

Services
Country	Financial PR	Company Secretary	Financial Advisory	Audit	Tax
Greater China	✓	✓	✓	✓	✓
Singapore	✓	✓	✓	✓	✓
Vietnam	✓	✓	✓	✓	✓
Thailand	✓	✓	✓	¡	¡
Malaysia	✓	✓	✓	¡	¡
The Philippines	✓	✓	✓	¡	¡
✓ - Services to be developed in the region with concrete plan
¡ - Services to be developed when market conditions are favorable

Financial PR and Company Secretary Services

We will implement our Plan in China initially. We intend to replicate our success into other areas in Asia. Due to the similarity of client relationship management model, we will also provide company secretary business, i.e. assisting its client in compliance to the company ordinance and listing rules in respective countries.

Our priority will be to establish and expand these services in China, Singapore and Vietnam because the capital markets in these countries are very active. In order to expand into the economies as shown in the above table, we are in discussions with established financial PR services providers in China, Singapore and Vietnam, and company secretary companies in China/Hong Kong, Singapore and Vietnam, regarding future alliances.

In addition to the initial offices in Shenzhen, China, we are planning to further expand its network into other first and second-tier cities in China, including, Beijing and Shanghai. Similarly, in Vietnam, we will initially target offices in Hanoi and Ho Chi Minh (Saigon).

Further, we are currently screening for future partners offering financial PR and company secretarial services in Bangkok, Chiang Mai and Nakhon Ratchasima, Thailand; Kuala Lumpur, George Town and Putrajaya, Malaysia, and Manila and Quezon City, the Philippines.

Financial Advisory Services

The financial advisory services will include mergers and acquisitions, IPO’s, and other types of fund raising activities. We will leverage its acquired client base to provide these additional financial services not currently being provided to them. The provision of these financial advisory services will provide accretive revenues to the Company without the expense of new client acquisition.

With its existing base in China and future partners in other countries, we will formulate a dedicated team in pursuing mergers and acquisitions and fund raising opportunities. In view of the rising trends in the capital market and foreign investment in the region, we will assist its clients in their M&A and fund raising in the future.

Audit and Tax Services

The market for audit and tax services is highly competitive in the region and we only plan to enter into the market where its future partners have the ability and network to be successful. We will work closely with local audit and tax services providers in providing a one-stop-shop solution. Our sole executive officer is currently in discussion with audit and tax services providers in China/Hong Kong, Singapore and Vietnam.

Growth Plan

With the objective to grow into a regional player in two years, as set forth below, we will launch and establish independent offices and alliance partner offices to broaden our services and to expand our regional impact of the Company.

Year	Mergers and Acquisition
1H2008
•    Establish alliance with non-merger Partner providing immediate revenue
•    Establish alliance with a company secretary company in China
•    Establish financial PR company with company secretary capability in Vietnam

2H2008
•    Establish alliance with non-merger Partner providing immediate revenue in Singapore
•    Establish alliance with secretary capability in Singapore
•    Establish alliance with an audit & tax professional service provider in China
•    Launch financial advisory services in China, Vietnam and Singapore

1H2009	• Establish alliance with an audit & tax professional service providers in Singapore and Vietnam • Launch a financial PR company with company secretary capability in Thailand
2H2009	• Launch a financial PR company with company secretary capability in Malaysia and the Philippines
1H2010	• Launch financial advisory services in Thailand, Malaysia and Philippines
2H2010	• Establish alliance with an audit & tax professional service providers in Thailand, Malaysia and the Philippines (if market conditions is favorable)

Our future growth is mainly fueled by expansion of our offices and partner alliances. This is because different countries will have different legal and business requirements making “Greenfield” establishment very costly. The followings set forth certain characteristics of the potential affiliations targets for the Company.

•	Targeting small-medium enterprises;
•	Ownership willing to become an integral player in a Asia-wide services group;
•	Possessing successful track records in IPO and M&A;
•	Operating in more than two cities in a country;
•	Extensive client base connection with local investment capital market players;
•	High profile, under-leveraged client base;
•	Willing to become part of a regional network;
•	Willing to take Company Shares as substantial compensation;
•	Willing to hold shares for a period of at least two years.

DESCRIPTION OF PROPERTY

Our business office is located at 520 S. Snowmass Circle, Superior, Colorado 80027.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 46 shareholders of our common stock.

Rule 144 Shares

As of July, 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After January 2009, all of the shares of our common stock held by the 32 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public, and after November 2008 the 20,000,000 issued for employment services, held by 11 shareholders will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

 Golden Opportunities Corporation
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS

51147, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF APRIL 30, 2008

51147, INC.
(a development stage company)
Financial Statements Table of Contents

51147, Inc.
(a development stage company)
BALANCE SHEET
As of April 30, 2008 and January 31, 2008

	4/30/2008	1/31/2008
ASSETS

CURRENT ASSETS

Cash	$19,419	$43,163

Total Current Assets	19,419	43,163

TOTAL ASSETS	$19,419	$43,163

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

Accrued Expenses	$7,125	$6,625
Loan - Related Party	4,500	-

Total Current Liabilities	11,625	6,625

TOTAL LIABILITIES	11,625	6,625

STOCKHOLDER'S EQUITY

Common Stock - Par value $0.001; Authorized: 100,000,000 Issued and Outstanding: 23,445,000 and 23,445,000	23,445	23,445
Additional Paid-In Capital	237,527	237,505
Accumulated Deficit	(253,178)	(224,412)

Total Stockholder's Equity	7,794	36,538

TOTAL LIABILITIES AND EQUITY	$19,419	$43,163

The accompanying notes are an integral part of these financial statements.

51147, Inc.
(a development stage company)
STATEMENT OF OPERATIONS
For the three months ending April 30, 2008 and 2007, and
from inception (February 2, 2005) through April 30, 2008

	3 MONTHS	3 MONTHS
	ENDING	ENDING	FROM
	4/30/2008	4/30/2007	INCEPTION

REVENUE	$-	$-	$-

COST OF SERVICES	-	-	-

GROSS PROFIT OR (LOSS)	-	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	28,744	500	253,156

OPERATING NET INCOME (LOSS)	(28,744)	(500)	(253,156)

INTEREST EXPENSE	22	-	22

NET INCOME (LOSS)	(28,766)	(500)	(253,178)

ACCUMULATED DEFICIT, BEGINNING BALANCE	(224,412)	(2,225)	-

ACCUMULATED DEFICIT, ENDING BALANCE	$(253,178)	$(2,725)	$(253,178)

Earnings (loss) per share	$(0.00)	$(0.01)

Weighted average number of common shares	23,445,000	100,000

The accompanying notes are an integral part of these financial statements.

51147, Inc.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (February 2, 2005) through April 30, 2008

		COMMON	PAID	ACCUM.	TOTAL
	SHARES	STOCK	IN CAPITAL	DEFICIT	EQUITY

Stock Issued on acceptance of incorporation expenses February 2, 2005	100,000	$100	$-	$-	$100

Net Loss				(2,225)	(2,225)

Total, January 31, 2006	100,000	100	-	(2,225)	(2,125)

Stock Issued on acceptance of expenses paid July 30, 2006	275,000	275	2,475	-	2,750

Stock Issued on acceptance of expenses paid August 15, 2006	1,250,000	1,250	11,250	-	12,500

Net Loss				(17,250)	(17,250)

Total, January 31, 2007	1,625,000	$1,625	$13,725	$(19,475)	$(4,125)

Capital Contributed			100	-	100

Stock issued as compensation on November 1, 2007 at $0.001 per share	20,000,000	20,000	180,000	-	200,000

Stock issued for cash on November 13, 2007 at $0.025 per share on private placement	1,000,000	1,000	24,000	-	25,000

Stock issued for cash on November 23, 2007 at $0.025 per share on private placement	600,000	600	14,400	-	15,000

Stock issued for cash on November 29, 2007 at $0.025 per share on private placement	180,000	180	4,320	-	4,500

Stock issued for cash on January 22, 2008 at $0.025 per share on private placement	40,000	40	960	-	1,000

Net Loss				(204,937)	(204,937)

Total, January 31, 2008	23,445,000	$23,445	$237,505	$(224,412)	$36,538

The accompanying notes are an integral part of these financial statements.

51147, Inc.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (February 2, 2005) through April 30, 2008
(continued)

		COMMON	PAID	ACCUM.	TOTAL
	SHARES	STOCK	IN CAPITAL	DEFICIT	EQUITY

In-Kind Contribution	-	$-	$22	$-	$22

Net Loss				(28,766)	(28,766)

Total, April 30, 2008	23,445,000	$23,445	$237,527	$(253,178)	$7,794

The accompanying notes are an integral part of these financial statements.

51147, Inc.
(a development stage company)
STATEMENTS OF CASH FLOWS
For the three months ending April 30, 2008 and 2007, and
from inception (February 2, 2005) through April 30, 2008

	3 MONTHS	3 MONTHS
	ENDING	ENDING	FROM
	4/30/2008	4/30/2007	INCEPTION

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(28,766)	$(500)	$(253,178)

In-Kind contribution	22	-	22
Stock issued as compensation	-	-	215,350
Increase (Decrease) in Accrued Expenses	500	500	7,125

Total adjustments to net income	522	500	222,497

Net cash provided by (used in) operating activities	(28,244)	-	(30,681)

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-	-

Net cash flows provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Loan proceeds	4,500	-	4,500
Proceeds from capital contributions	-		100
Proceeds from stock issuance	-	-	45,500

Net cash flows provided by (used in) financing activities	4,500	-	50,100

CASH RECONCILIATION

Net increase (decrease) in cash	(23,744)	-	19,419
Cash - beginning balance	43,163	-	-

CASH BALANCE - END OF PERIOD	$19,419	$-	$19,419

The accompanying notes are an integral part of these financial statements.

51147, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry:

51147, Inc. (the Company), a Company incorporated in the state of Delaware as of February 2, 2005 plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company has adopted its fiscal year end to be January 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholders fund The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

On June 30, 2006, the Company issued 275,000 shares at $0.01 per share to its President in acceptance of travel and administrative expenses paid on behalf of the Company. (note 8)

On August 15, 2006, the Company issued 1,250,000 shares at $0.01 per share to its President in acceptance of travel and administrative expenses paid on behalf of the Company. (note 8)

On November 1, 2007, the Company issued 3,000,000 shares of common stock as compensation to an officer of the Company for a value of $30,000 or $0.01 per share. (note 8)

On November 1, 2007, the Company issued 700,000 shares at $0.01 per share to related party in acceptance of third party contract services. (note 8)

On February 20, 2008, a related party has also loaned the Company money in the form of loan payables totaling in $4,500.

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. Operating Lease Agreements:

The Company has no agreements at this time.

8. Stockholder's Equity:

Preferred stock includes 50,000,000 shares authorized at a par value of $0.001, of which none are issued or outstanding.

On February 2, 2005, common stock includes 100,000,000 shares authorized at a par value of $0.001, of which 100,000 have been issued for the amount of $100 in acceptance of the incorporation expenses for the Company.

On July 30, 2006, the Company issued 275,000 shares of common stock at $0.01 for a value of $2,750. The shares were issued to a related party in acceptance of expenses paid on behalf of the Company. (note 2)

On August 15, 2006, the Company issued 1,250,000 shares of common stock at $0.01 for a value of $12,500. The shares were issued to a related party in acceptance of expenses paid on behalf of the Company. (note 2)

On November 1, 2007, the Company issued 3,700,000 shares of common stock at $0.01 for a value of $37,000. The shares were issued to related parties for compensation or third party contract services. (note 2)

On November 1, 2007, the Company issued 16,300,000 shares of common stock at $0.01 for a value of $163,000. The shares were issued for compensation and third party contract services.

On November 13, 2007, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $25,000 in the issuance of 1,000,000 shares of common stock at $0.025 per share. The Company’s management considers this offering to be exempt under the Securities Act of 1933.

On November 23, 2007, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $14,500 in the issuance of 600,000 shares of common stock at $0.025 per share. The Company’s management considers this offering to be exempt under the Securities Act of 1933.

On November 29, 2007, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $4,500 in the issuance of 180,000 shares of common stock at $0.025 per share. The Company’s management considers this offering to be exempt under the Securities Act of 1933.

On January 22, 2007, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $1,000 in the issuance of 40,000 shares of common stock at $0.025 per share. The Company’s management considers this offering to be exempt under the Securities Act of 1933.

9. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The
Company issued 4,625,000 common shares of stock to its sole officer in acceptance of the expenses paid on behalf of the Company.

10. Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

11. INCOME TAXES:

The Company has a net operating loss carry-forward of $253,178 that will expire 20 years after the years generated. The loss generated for the year 2005, 2006, 2007 and 2008 was $2,225, $17,250, $204,937, and $28,766, respectively.

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $50,636 from inception through April 30, 2008.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of April 30, 2008 are as follows:

Deferred tax assets:
Federal net operating loss	$37,977
State net operating loss	12,659

Total Deferred Tax Asset	50,636
Less valuation allowance	(50,636)
0

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	15.0%
State tax, net of federal benefit	5.0%
Increase in valuation allowance	(20.0)%

Effective income tax rate	0.0%

Item 2. Management's Discussion and Analysis of Financial Conditions and Results of Operations

Plan of Operation

The Registrant is continuing its efforts to locate a merger Candidate for the purpose of a merger. It is possible that the registrant will be successful in locating such a merger candidate and closing such merger. However, if the registrant cannot effect a non-cash acquisition, the registrant may have to raise funds from a private offering of its securities under Rule 506 of Regulation D. There is no assurance the registrant would obtain any such equity funding.

Results of Operation

The Company did not have any operating income from inception through April 30, 2008. From inception through April 30, 2008, the registrant recognized a net loss of $253,178. Some general and administrative expenses during the year were accrued. Expenses for the year were comprised of costs mainly associated with legal, accounting, and office.

Liquidity and Capital Resources

At April 30, 2008, the Company had some capital resources, but will rely upon the issuance of common stock and additional capital contributions from shareholders to fund administrative expenses pending acquisition of an operating company.

Item 3. Controls and Procedures

(a) Evaluation of disclosure controls and procedures.

Our Chief Executive Officer and Chief Financial Officer (collectively the "Certifying Officers") maintain a system of disclosure controls and procedures that is designed to provide reasonable assurance that information, which is required to be disclosed, is accumulated and communicated to management timely. Under the supervision and with the participation of management, the Certifying Officers evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule [13a-14(c)/15d-14(c)] under the Exchange Act) within 90 days prior to the filing date of this report. Based upon that evaluation, the Certifying Officers concluded that our disclosure controls and procedures are effective in timely alerting them to material information relative to our company required to be disclosed in our periodic filings with the SEC.

(b) Changes in internal controls.

Our Certifying Officer has indicated that there were no significant changes in our internal controls or other factors that could significantly affect such controls subsequent to the date of his evaluation, and there were no such control actions with regard to significant deficiencies and material weaknesses.

51147, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF JANUARY 31, 2008

51147, INC.
(a development stage company)
Financial Statements Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
51147, INC.

We have audited the accompanying balance sheet of 51147, INC. (a development stage company), as of January 31, 2008, and the related statement of operations, equity and cash flows from inception (February 2, 2005) through January 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 51147, Inc., as of January 31, 2008, and the results of its operations and its cash flows from inception (February 2, 2005) through January 31, 2008 in conformity with U.S. generally accepted accounting principles.

Gately & Associates, LLC
Altamonte Springs, FL
March 12, 2008

51147, Inc.
(a development stage company)
BALANCE SHEET
As of January 31, 2008 and January 31, 2007

	1/31/2008	1/31/2007
ASSETS
CURRENT ASSETS

Cash	$43,163	$-

Total Current Assets	43,163	-

TOTAL ASSETS	$43,163	$-

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

Accrued Expenses	$6,625	$4,125

Total Current Liabilities	6,625	4,125

TOTAL LIABILITIES	6,625	4,125

STOCKHOLDER'S EQUITY

Common Stock - Par value $0.001; Authorized: 100,000,000 Issued and Outstanding: 23,445,000 and 1,625,000	23,445	1,625
Additional Paid-In Capital	237,505	13,725
Accumulated Deficit	(224,412)	(19,475)

Total Stockholder's Equity	36,538	(4,125)

TOTAL LIABILITIES AND EQUITY	$43,163	$-

The accompanying notes are an integral part of these financial statements.

F-1

51147, Inc.
(a development stage company)
STATEMENT OF OPERATIONS
For the twelve months ending January 31, 2008 and 2007, and
from inception (February 2, 2005) through January 31, 2008

	12 MONTHS ENDING 1/31/2008	12 MONTHS ENDING 1/31/2007	FROM INCEPTION

REVENUE	$-	$-	$-

COST OF SERVICES	-	-	-

GROSS PROFIT OR (LOSS)	-	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	204,937	17,250	224,412

NET INCOME (LOSS)	(204,937)	(17,250)	(224,412)

ACCUMULATED DEFICIT, BEGINNING BALANCE	(19,475)	(2,225)	-

ACCUMULATED DEFICIT, ENDING BALANCE	$(224,412)	$(19,475)	$(224,412)

Earnings (loss) per share	$(0.03)	$(0.02)

Weighted average number of common shares	6,973,219	818,151

The accompanying notes are an integral part of these financial statements.

F-2

51147, Inc.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (February 2, 2005) through January 31, 2008

		COMMON	PAID	ACCUM.	TOTAL
	SHARES	STOCK	IN CAPITAL	DEFICIT	EQUITY

Stock Issued on acceptance of incorporation expenses February 2, 2005	100,000	$100	$-	$-	$100

Net Loss				(2,225)	(2,225)

Total, January 31, 2006	100,000	100	-	(2,225)	(2,125)

Stock Issued on acceptance of expenses paid July 30, 2006	275,000	275	2,475	-	2,750

Stock Issued on acceptance of expenses paid August 15, 2006	1,250,000	1,250	11,250	-	12,500

Net Loss				(17,250)	(17,250)

Total, January 31, 2007	1,625,000	$1,625	$13,725	$(19,475)	$(4,125)

Capital Contributed			100	-	100

Stock issued as compensation on November 1, 2007 at $0.001 per share	20,000,000	20,000	180,000	-	200,000

Stock issued for cash on November 13, 2007 at $0.025 per share on private placement	1,000,000	1,000	24,000	-	25,000

Stock issued for cash on November 23, 2007 at $0.025 per share on private placement	600,000	600	14,400	-	15,000

Stock issued for cash on November 29, 2007 at $0.025 per share on private placement	180,000	180	4,320	-	4,500

Stock issued for cash on January 22, 2008 at $0.025 per share on private placement	40,000	40	960	-	1,000

Net Loss				(204,937)	(204,937)

Total, January 31, 2008	23,445,000	$23,445	$237,505	$(224,412)	$36,538

The accompanying notes are an integral part of these financial statements.

F-3

51147, Inc.
(a development stage company)
STATEMENTS OF CASH FLOWS
For the twelve months ending January 31, 2008 and 2007, and
from inception (February 2, 2005) through January 31, 2008

	12 MONTHS ENDING 1/31/2008	12 MONTHS ENDING 1/31/2007	FROM INCEPTION

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(204,937)	$(17,250)	$(224,412)

Stock issued as compensation	200,000	15,250	215,350
Increase (Decrease) in Accrued Expenses	2,500	2,000	6,625

Total adjustments to net income	202,500	17,250	221,975

Net cash provided by (used in) operating activities	(2,437)	-	(2,437)

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-	-

Net cash flows provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from capital contributions	100		100
Proceeds from stock issuance	45,500	-	45,500

Net cash flows provided by (used in) financing activities	45,600	-	45,600

CASH RECONCILIATION

Net increase (decrease) in cash	43,163	-	43,163
Cash - beginning balance	-	-	-

CASH BALANCE - END OF PERIOD	$43,163	$-	$43,163

The accompanying notes are an integral part of these financial statements.

F-4

51147, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry:

51147, Inc. (the Company), a Company incorporated in the state of Delaware as of February 2, 2005 plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company has adopted its fiscal year end to be January 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

F-5

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholders fund The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

On June 30, 2006, the Company issued 275,000 shares at $0.01 per share to its President in acceptance of travel and administrative expenses paid on behalf of the Company. (note 8)

On August 15, 2006, the Company issued 1,250,000 shares at $0.01 per share to its President in acceptance of travel and administrative expenses paid on behalf of the Company. (note 8)

F-6

On November 1, 2007, the Company issued 3,000,000 shares of common stock as compensation to an officer of the Company for a value of $30,000 or $0.01 per share. (note 8)

On November 1, 2007, the Company issued 700,000 shares at $0.01 per share to related party in acceptance of third party contract services. (note 8)

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. Operating Lease Agreements:

The Company has no agreements at this time.

8. Stockholder's Equity:

Preferred stock includes 50,000,000 shares authorized at a par value of $0.001, of which none are issued or outstanding.

On February 2, 2005, common stock includes 100,000,000 shares authorized at a par value of $0.001, of which 100,000 have been issued for the amount of $100 in acceptance of the incorporation expenses for the Company.

On July 30, 2006, the Company issued 275,000 shares of common stock at $0.01 for a value of $2,750. The shares were issued to a related party in acceptance of expenses paid on behalf of the Company. (note 2)

On August 15, 2006, the Company issued 1,250,000 shares of common stock at $0.01 for a value of $12,500. The shares were issued to a related party in acceptance of expenses paid on behalf of the Company. (note 2)

F-7

On November 1, 2007, the Company issued 3,700,000 shares of common stock at $0.01 for a value of $37,000. The shares were issued to related parties for compensation or third party contract services. (note 2)

On November 1, 2007, the Company issued 16,300,000 shares of common stock at $0.01 for a value of $163,000. The shares were issued for compensation and third party contract services.

On November 13, 2007, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $25,000 in the issuance of 1,000,000 shares of common stock at $0.025 per share. The Company’s management considers this offering to be exempt under the Securities Act of 1933.

On November 23, 2007, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $14,500 in the issuance of 600,000 shares of common stock at $0.025 per share. The Company’s management considers this offering to be exempt under the Securities Act of 1933.

On November 29, 2007, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $4,500 in the issuance of 180,000 shares of common stock at $0.025 per share. The Company’s management considers this offering to be exempt under the Securities Act of 1933.

On January 22, 2007, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $1,000 in the issuance of 40,000 shares of common stock at $0.025 per share. The Company’s management considers this offering to be exempt under the Securities Act of 1933.

9. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The Company issued 4,625,000 common shares of stock to its sole officer in acceptance of the expenses paid on behalf of the Company.

10. Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

11. INCOME TAXES:

The Company has a net operating loss carryforward of $224,412 that will expire 20 years after the years generated. The loss generated for the year 2005, 2006 and 2007 was $2,225, $17,250 and $204,937, respectively.

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

F-8

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $44,883 from inception through January 31, 2008.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of January 31, 2008 are as follows:

Deferred tax assets:
Federal net operating loss	$33,662
State net operating loss	11,221

Total Deferred Tax Asset	44,883
Less valuation allowance	(44,883)
0

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	15.0%
State tax, net of federal benefit	5.0%
Increase in valuation allowance	(20.0)%

Effective income tax rate	0.0%

Item 2. Management's Discussion and Analysis of Financial Conditions and Results of Operations

Plan of Operation

The Registrant is continuing its efforts to locate a merger Candidate for the purpose of a merger. It is possible that the registrant will be successful in locating such a merger candidate and closing such merger. However, if the registrant cannot effect a non-cash acquisition, the registrant may have to raise funds from a private offering of its securities under Rule 506 of Regulation D. There is no assurance the registrant would obtain any such equity funding.

Results of Operation

The Company did not have any operating income from inception through January 31, 2008. For the year ended January 31, 2008, the registrant recognized a net loss of $204,937. Some general and administrative expenses during the year were accrued. Expenses for the year were comprised of costs mainly associated with legal, accounting, and office.

F-9

Liquidity and Capital Resources

At January 31, 2008, the Company had some capital resources, but will rely upon the issuance of common stock and additional capital contributions from shareholders to fund administrative expenses pending acquisition of an operating company.

Item 3. Controls and Procedures

(a) Evaluation of disclosure controls and procedures.

Our Chief Executive Officer and Chief Financial Officer (collectively the "Certifying Officers") maintain a system of disclosure controls and procedures that is designed to provide reasonable assurance that information, which is required to be disclosed, is accumulated and communicated to management timely. Under the supervision and with the participation of management, the Certifying Officers evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule [13a-14(c)/15d-14(c)] under the Exchange Act) within 90 days prior to the filing date of this report. Based upon that evaluation, the Certifying Officers concluded that our disclosure controls and procedures are effective in timely alerting them to material information relative to our company required to be disclosed in our periodic filings with the SEC.

(b) Changes in internal controls.

Our Certifying Officer has indicated that there were no significant changes in our internal controls or other factors that could significantly affect such controls subsequent to the date of his evaluation, and there were no such control actions with regard to significant deficiencies and material weaknesses.

F-10

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information specifies certain forward-looking statements of management of the Company.  Forward-looking statements are statements that estimate the happening of future events are not based on historical fact.  Forward-looking statements may be identified by the use of forward-looking terminology such as, “may,” “shall,” “could,” “expect,” “estimate,” “anticipate,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms.  The forward-looking statements specified in the following information have been complied by our management and considered by management to be reasonable.  Our future operating results, however, are impossible to predict and no representation, guaranty or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances.  The identification and interpretation of data and other information and their use in developing and selecting assumptions among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of these forward-looking statements.  No assurance can be given that the assumptions relating to the forward-looking statements in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Overview

Golden Opportunities Corporation (the “Company”), was incorporated in the state of Delaware as of February 2, 2005 as 51147, Inc., on June 10, 2008 we filed a certificate of amendment changing our name to Golden Opportunities Corporation. We were originally incorporated as a blank check company to locate and negotiate with a business entity for the combination of that target company with us. In November 2007, we changed our business model to use the experiences of our sole executive and commenced implementing our plan as a business partner with a active companies in the marketing or financial public relations market such as, assisting our clients in the process of going public and other types of fund raising activities. We also work with other companies actively engaged in the professional services market or in the sales and /or manufacture and distribution of products or services in Asia.

In doing so, we do not intend to merge with or into any third party in order to engage in active business. While we will not need to merge or acquire companies we will remain open to any sound business combination to achieve success. We intend to establish our initial offices in Hong Kong (SAR), China, or Shenzhen, China—and expand into emerging markets in Asia.

We are in the process of negotiating a sub lease at 21/F., Tower 1 Admiralty Center, 18 Harcourt Road in Hong Kong. Admiralty Towers in central to many businesses operating in Asia. The offices located in Admiralty are also contingent to offices held by the Company principal.

The comprehensive scope of our professional services will include:

•	Professional strategic analysis and recommendation;
•	Formulation of overall promotion strategy;
•	Execution of investor relations campaigns;
•	Formulation of media promotion strategy;
•	Road show organization;
•	Formulation of contingency solutions;
•	Preparation of corporate promotional materials;

Michael Zahorik is the sole officer and director, and has an operational background in the legal, securities, financial and corporate industries. Mr. Zahorik has been actively consulting in Asia since 1989 and is managing director of Zahorik Professional Group. Mr. Zahorik has extensive knowledge, contacts and a professional network in the corporate and financial services industry within Hong Kong, Mainland China and other emerging markets, including, Macau, Malaysia, Philippines, Singapore, Thailand and Vietnam (collectively, but not exclusively, the “Emerging Markets”).

The financial statements included elsewhere in this prospectus have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates continuation as a going concern.  However, we have not generated any operating revenue, expect to generate operating losses during some or all of our planned development stages, and have a negative cash flow from operations, which raises substantial doubt about our ability to continue as a going concern. In view of these matters, our ability to continue as a going concern is dependent upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations.

Plan of Operations

During the next thirty six months, we expect to take the following steps in connection with the further development of our business and the implementation of our Plan of Operations:

Stage 1 - Market Research, Corporate Formation and Public Listing (present)

We are presently in our first stage of the Plan. This phase is estimated to be completed in the next 3-6 months. During this time, we are establishing our corporate existence as a publicly held corporation, including preparation and filing of S-1 and raising founder capital, and undertaking certain market research to identify a lack of service or consulting need in the Emerging Markets. Travel, legal and accounting expenses have been estimated at $20,500 for this Stage. During this stage, we will leverage our sales/marketing platform to attract partners who desire to be part of a publicly traded company. While we intend to engage in financial marketing, we will consider any other related or unrelated sales/marketing opportunity.

We expect to operate at a loss during Stage 1 as there will be no revenues to us. During this stage, office space, equipment, and administrative services has been provided by ZPG at no direct cost to us. No salaried employees have been engaged, and only certain expenses will be paid by us or reimbursed during Stages 1 and 2. Mr. Zahorik is our sole officer, and he will provide the resources (principally, Company shares) to execute our plans in this stage. Mr. Zahorik may engage the services of others trades and professionals in furtherance of the Plan of Operations. Our Board of Directors has authorized shares of the Company to be issues in lieu of salaried compensation and advanced expenses.

Stage 2 - Identification of Service Partner Affiliation (6-12 months)

Simultaneously with the latter events of Stage 1, we have initiated discussions with numerous potential service affiliated partners. In this Stage 2, we will formally enter into affiliation agreements to provide our unique services to the clients of the affiliated partner and will prepare a consolidated and revised plan of operations to include the affiliated partner clients and services. During this stage, we will leverage our sales/marketing platform to attract partners who desire to be part of a publicly traded company. While we intend to engage in financial marketing, we will consider any other related or unrelated sales/marketing opportunity. During this stage, we will incur on-going accounting and legal regulatory expenses for quarterly and annual governmental filings. Travel and legal, accounting and corporate regulatory expenses have been budgeted at $24,000.

Stage 3 – Expansion of Services and Geographic Coverage (12-36 months)

Contingent on the successful completion of Stages 1 and 2, and a proposed capital raise to finance Stage 3, we plan to aggressively expand our operation and business. This phase of development is planned to be completed in 12 to 36 months. We will then expand its service offerings and geographic coverage through establishment of new offices, partnerships, affiliations and/or acquisition of companies offering our services within the Emerging Markets. We intend to establish our services with management capable of executing our Plan of Operations. During this stage, we will leverage our sales/marketing platform to attract partners who desire to be part of a publicly traded company. While we intend to engage in financial marketing, we will consider any other related or unrelated sales/marketing opportunity.

The following table shows the Company’s anticipated position during Stage 3.

Services
Country*	Financial PR	Company Secretary	Financial Advisory	Audit	Tax
Greater China	✓	✓	✓	✓	✓
Singapore	✓	✓	✓	✓	✓
Vietnam	✓	✓	✓	✓	✓
Thailand	✓	✓	✓	¡	¡
Malaysia	✓	✓	✓	¡	¡
Philippines	✓	✓	✓	¡	¡
✓ - Services to be developed in the region with concrete plan.
¡ - Services to be developed when market conditions are favorable.
* - Established criteria for cities within the Emerging Markets includes:
1. GDP in excess of $5 billion USD (or increasing an average of 20% or greater);
2. Imports and Exports increasing an average of 20% or greater;
3. Annual foreign investment of $500 million USD, or increasing 25% annually;
4. Adequate transportation and manufacturing infrastructure;
5. Governmental policy favoring and promoting growth.

Stage 3 is designed to begin leveraging the existing client’s of affiliated partners and establishing cash flow and operating profit. In Stage 3, we will integrate much of the affiliated partner’s infrastructure and operating synergies in order to expedite and reduce duplicate structure. In doing so, we will recognize revenue and other attract modest levels of revenue and new business resulting from the Expansion. Stage 3, travel and legal, accounting and corporate regulatory expenses have been budgeted at $60,000, and expenses related to expansion costs are estimated at $58,000, for a total of $138,000.

During Stage 3, office space, equipment, and administrative services and expenses will principally be provided by us from core operations. To the extent fiscally reasonable, certain travel, legal and accounting expenses will be paid, or reimbursed from advance. Mr. Zahorik and/or trades or professionals may be formally engaged in furtherance of the Plan of Operations. Under this arrangement, Mr. Zahorik may engage the services of others trades and professionals in furtherance of the Plan of Operations and will seek our Board’s approval to issue Company shares as partial compensation.

We anticipate certain capital requirements related to expansion. Capital requirements are estimated to be approximately $ 110,000 and would be allocated as follows:

	Stage 3 Expansion Capital Requirements
	Computing & Comm.	Registration Licenses & Permits	Office Equip.	Local Consultancy	IP & Intangibles
China (3)	$15,000	$2,500	$2,500	$2,500	$10,500
Singapore (1)	10,000	2,500	2,500	2,500	7,500
Vietnam (1)	7,500	2,500	2,500	2,500	5,000
Thailand (1)	7,500	1,500	2,500	1,500	2,500
Malaysia (1)	7,500	1,500	2,500	1,500	2,500
Philippines (1)	7,500	1,500	2,500	1,500	2,500
Total	$50,000	$12,000	$15 ,000	$12,000	$30,500

Results of Operations

We did not have any operating income from inception through April 30, 2008. From inception through April 30, 2008, the registrant recognized a net loss of $253,178. Some general and administrative expenses during the year were accrued. Expenses for the year were comprised of costs mainly associated with legal, accounting, and office.

We did not have any operating income from inception (February 2, 2005) through January 31, 2008.  For the year ended January 31, 2008, the registrant recognized a net loss of $204,937.  Some general and administrative expenses from inception were accrued. Expenses from inception were comprised of costs mainly associated with legal, accounting and office.

Capital Resources and Liquidity

At April, 2008 the Company had some capital resources and will rely upon the issuance of common stock and additional capital contributions from shareholders to fund administrative expenses pending acquisition of an operating company.

We believe we can satisfy our cash requirements for the next twelve months with our current cash, shareholder advances, Company shares and expected revenues. However, completion of our Plan of Operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our Plan of Operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require additional financing.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our Plan of Operations.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development of identified services. Should this occur, we would likely seek additional financing to support the continued operation of our business. It is foreseeable that we could continue to incur future operating losses.

Critical Accounting Policy and Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue when the account or client is billed by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of August 12, 2008 are as follows:

NAME	AGE	POSITION

Michael A. Zahorik	45	Chairman, Chief Executive Officer, Principal Accounting Officer

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Michael A. Zahorik

Mr. Zahorik was appointed as the Company’s President, Chief Executive Officer, Chief Financial officer and a member of the Board of Directors as of November 7, 2005. Michael Zahorik is also president of Zahorik Professional Group (“ZPG”), which is a consulting group of financial and legal professionals. Mr. Zahorik has extensive experience in the areas of securities, corporate and business litigation and transactions and has advised management and boards of directors through numerous successful public and private transactions

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended January 31, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Michael A. Zahorik, Chairman, Chief Executive Officer and Chief Financial Officer	2008	$0	0	0	0	0	0	0	$0
	2007	$0	0	0	0	0	0	0	$0
	2006	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through January 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending January 31, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of August 12, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Michael A. Zahorik 520 S. Snowmass Circle Superior, CO 80027	4,370,000	18.6%
Common Stock	China Aim Enterprises Ltd 520 S. Snowmass Circle Superior, CO 80027	6,000,000	25.15%
Common Stock	Falcon Investment Holdings Ltd	4,040,000	17.09%
Common Stock	All executive officers and directors as a group	4,370,000	18.6%

(1)  Based upon 23,440,000 shares outstanding as of August 12, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Golden Opportunities Corporation
5,585,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  August, 2008

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$5.49
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$5,00
Legal fees and expense	$15,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,005.39

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Delaware in February 2005 and 100,000 founder shares were issued to Scott Raleigh for services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In November 2007, the Company issued 20,000,000 shares of Common Stock to the individuals listed below for employment services and third party contract services.  The shares were issued pursuant to an exemption from registration contained in Section 4(2) of the Act.  These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Mike Zahorik	3,000,000
Jeff Schetgen C	1,000,000
Kathy Schetgen J	1,000,000
Kathie Zahorik	700,000
Boulderwood LLC	1,150,000
Falcon Investment Holdings Ltd	4,000,000
Starwood Investments, Inc.	1,150,000
Rod Jao	1,000,000
China Aim Enterprises Ltd	6,000,000
David Chau	300,000
David Tung	700,000

In January 2008, we completed a Regulation D Rule 506 offering in which we sold 1,815,000 shares of common stock to 32 investors, at a price per share of $0.025 per share for an aggregate offering price of $45,375. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock owned prior to offering
Falcon Investments Holdings Ltd	40,000
Elton Fennell	40,000
Heng Kwoo Seng	100,000
Siow Sui Lan	5,000
Heng Victor Ja Wei	5,000
Chau Lok Yi	5,000
Heng Keith Kai Neng	5,000
Chow Mei Yi	5,000
Yeung Wing Yan	5,000
Chan Kwong Leung, Eric	5,000
Ng Siu Ching	5,000
Yam Ping	5,000
Chau Shing Yim, David	10,000
Chau Sing Kee, Christopher	400,000
Chau Chi Hang	300,000
Lam Yick Kai	300,000
Chau Sui Chun, Margaret	10,000
Chau Shing Hei, Charles	10,000
Chow Chi On	10,000
Chau Chi Keung, Stanley	10,000
Chow Shing Hung, Stephen	10,000
Tung Yee Shing, Dave	10,000
Chung Hei Lo, Carol	200,000
Su Wan Ting	10,000
Kwong Wai Man, Jannie	100,000
Ho Wai Yip, Alan	10,000
Lee Pui Leung	5,000
Heng Pei Neng	5,000
Leung Yu	5,000
Jason Lynn	180,000
Jeff Schetgen	5,000
Kathy Schetgen	5,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in January 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Amendment to Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Gately & Associates, LLC .
23.2	Consent of Counsel, as in Exhibit 5.1

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Superior, Colorado on August 29, 2008.

Golden Opportunities Corporation

By:	/s/Michael A. Zahorik
Michael A. Zahorik
Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer